UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 24, 2016

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35134	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado (Address of principal executive offices)	80021 (Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2016, Level 3 Communications, Inc. (“Level 3”) announced that Jeff K. Storey, the President and Chief Executive Officer of Level 3, is taking a medical leave of absence. In connection with Mr. Storey’s leave of absence, effective February 24, 2016, the Level 3 Board of Directors appointed Sunit S. Patel, the Company’s Executive Vice President and Chief Financial Officer, as interim Chief Executive Officer and interim principal executive officer. Mr. Patel will continue to serve as Level 3’s Executive Vice President and Chief Financial Officer.

Mr. Patel, age 54, has been an Executive Vice President and Chief Financial Officer of Level 3 since March 2008.  Prior to March 2008, Mr. Patel was Chief Financial Officer from May 2003 and a Group Vice President of Level 3 from March 2003 to March 2008. Prior to that, Mr. Patel was Chief Financial Officer of Looking Glass Networks, Inc., a provider of metropolitan fiber optic networks, from April 2000 until March 2003. Mr. Patel was Treasurer of WorldCom Inc. and MCIWorldcom Inc., each long distance telephone services providers from 1997 to March 2000. From 1994 to 1997, Mr. Patel was Treasurer of MFS Communications Company, Inc.

A copy of the Company’s press release announcing these matters is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)        Exhibits

99.1      Press Release dated February 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

By:	/s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date:  February 24, 2016

Exhibit Index

99.1      Press Release dated February 24, 2016.